UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    September 16, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

     On September 16, 2005, a subsidiary of Pennsylvania Real Estate Investment Trust (“PREIT”), on behalf of itself and Kravco Simon Investments, L.P., entered into an Agreement of Sale with Springfield Associates to purchase Springfield Mall in Springfield, Pennsylvania for a purchase price of $103.5 million. Kravco Simon Investments, L.P. is an affiliate of Simon Property Group, Inc. PREIT and Kravco Simon will each have a 50% ownership interest in the property. The transaction includes the acquisition of an adjacent parcel of approximately five acres and an adjacent parcel containing a 2,500 square foot office building. A copy of the agreement is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

     Springfield Mall is an approximately 590,000 square foot regional mall located approximately 10 miles southwest of Philadelphia. The current mall anchors are Macy’s and Strawbridge’s, and the mall has more than 70 in-line tenants, including Ann Taylor Loft, Build-A-Bear, Carrabba’s, Charlotte Russe, Gap/Gap Kids, Ruby Tuesday and Yankee Candle. Federated Department Stores, Inc. has announced that it intends to close the Strawbridge’s store that it owns in Springfield Mall. As of June 30, 2005, the mall’s in line occupancy was reported to be 95% and its sales per square foot for the trailing 12 months were reported to be $370. The Springfield Mall trade area is geographically compact but densely populated, and has an affluent nearby household base surrounded by predominantly middle income areas. There is a relatively low ratio of shopping center space per capita, and many specialty/lifestyle retailers are absent from the trade area.

     The transaction is expected to be completed in the fourth quarter of 2005. The buyers expect to obtain a mortgage to finance up to approximately 75% of the costs of the acquisition. PREIT expects to fund its portion of the balance of the purchase price using its unsecured revolving credit facility. The transaction is subject to customary closing conditions.

     This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. PREIT’s business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT’s portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, there can be no assurance that all of the conditions to closing of the acquisition of Springfield Mall will be satisfied. In addition, the closure of the Strawbridge’s store or any other change in anchor tenants or mall occupancy generally, related to such closure or otherwise, could have a negative effect on the property. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements set forth in this report to reflect new information, future events or otherwise. Investors are also directed to consider the risks and uncertainties discussed in other documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1 Agreement of Sale dated as of September 16, 2005

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: September 20, 2005	By:/s/ Jonathan B. Weller
Jonathan B. Weller
Vice Chairman

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Exhibit Index

10.1      Agreement of Sale dated as of September 16, 2005